Exhibit 99.(p)(27)

Date: April 1, 2024

From: Jaclyn Collier, CCO

Re: State Street Global Advisors Code of Ethics

A revised Code of Ethics (Code) for State Street Global Advisors became effective March 31, 2024. The material and non- material amendments are summarized below.

Material

●	Section 023: De Minimis Transactions: The de minimis threshold was raised from $5,000 to $10,000. The protocols followed by employees when utilizing the de minimis threshold remain the same; employees must pre-clear and receive pre-approval for these personal trade transactions in the same manner in which they were pre-cleared and pre-approved under the $5,000 de minimis threshold. Additionally, the number of days related to the de minimis calculation was clarified to make it clear the trade aggregation period covers the trade date plus the subsequent five business days.

Non-Material

●	Cover Page: date updated to March 31, 2024.

●	Table of Contents: updated as appropriate.

●	Statement of General Fiduciary Principles: the page 6 call out box was amended to advise employees not to trade if they are uncertain whether a trade is permitted.

●	Section 022: Waiting Period for Research Analysts: removed a restricting clause in language pertaining to the monitoring of Research Analysts’ trades.

●	Appendix D: Country Specific Requirements: removed country specific language for certain jurisdictions to reflect State Street Global Advisors’ current EU organizational model. References to Appendix D were also edited throughout the Code as appropriate.

Information Classification: Limited Access

Information Classification: General 1 Code of Ethics Effective March 31, 2024

Information Classification: General 2 Table of Contents Overview ......................................................................................................................... 3 Covered Person Classifications ...................................................................................... 4 Code of Ethics Rule Summary ........................................................................................ 5 Statement of General Fiduciary Principles ...................................................................... 6 Related Policies and Procedures .................................................................................... 6 General Requirements .................................................................................................... 7 Personal Trading Requirements – Accounts and Holdings ............................................. 8 Reportable Accounts Guide .......................................................................................... 10 Personal Trading Requirements – Transactions ........................................................... 12 Exempted Transactions................................................................................................. 15 Pre-Clearance ............................................................................................................... 16 Personal Trading Requirements – Pre-Clearance......................................................... 16 Administration and Enforcement of the Code of Ethics ................................................. 20 Appendices Appendix A – Terms and Definitions ............................................................................ 21 Appendix B – Beneficial Ownership of Accounts and Securities .................................. 23 Appendix C – Guide: Requirements by Security Types ................................................ 25 Appendix D – Country Specific Requirements ............................................................. 27 Appendix E – Contacts.................................................................................................. 28 Appendix F – Code of Ethics Reporting Requirements ................................................. 29 Appendix G – Code of Ethics FAQs .............................................................................. 30

Information Classification: General 3 The Purpose of this Code of Ethics State Street Global Advisors+ (the “Firm”) will not tolerate misuse of information made available to us for the purpose of making investment decisions or providing advice to our clients. To do so would be a breach of trust that our clients place in us and may also breach securities laws. What is the Code of Ethics? The State Street Global Advisors Code of Ethics (the “Code”) is designed to promote compliance with regulations that apply to our business and to ensure Firm personnel meet expected standards of conduct. The Code is supplemental to the State Street Standard of Conduct, and Firm personnel are required to comply with both. In certain countries outside the US, local laws, regulations or customs may impose additional requirements. Personnel located in countries outside the US must also refer to Appendix D for information on those additional requirements. The Conduct Risk Management Office administers this Code in coordination with State Street Global Advisors’ Chief Compliance Officer (“CCO”). Who is subject to the Code of Ethics? The Code of Ethics applies to you if: • You are a full-time or part-time employee at State Street Global Advisors; • You are a contingent worker at State Street Global Advisors and have been notified that you are subject to the Code of Ethics; • You are an officer of the registered investment companies managed* by SSGA Funds Management, Inc. (“SSGA FM”) who is not employed by the Firm, but is employed by another business unit with access to Firm data such as non-public information regarding any client’s purchase or sale of securities, non-public information regarding any client’s portfolio holdings, or non-public securities recommendations made to clients; or • The Conduct Risk Management Office has designated you as a person subject to the Code of Ethics. For the purposes of the remainder of this document, those personnel who are subject the Code of Ethics will be called “Covered Persons”. Your family members may also be subject to the Code of Ethics. If you are a Covered Person, the requirements of this Code also apply to people related to you, such as spouses, domestic partners, minor children, financial dependents, including adult children and other relatives living in your household if they are financially dependent on you, as well as other persons designated as Covered Persons by the CCO or the Conduct Risk Management Office, or their designee(s). Questions about the Code? Contact the Conduct Risk Management Office: ethics@statestreet.com Definitions for some of the terms used in this Code of Ethics are provided in Appendix A. + For purposes of this Code of Ethics, “State Street Global Advisors” refers to all State Street Global Advisors legal entities globally. *This excludes registered investment companies for which SSGA FM serves as sub-adviser.

Information Classification: General 4 Covered Person Classifications As a Covered Person, you are either an Access Person, Investment Person, or Non-Access Person. Your classification is determined by your access to information. The Conduct Risk Management Office will notify you of your classification. Your classification may change as your responsibilities and access to information change. It is your responsibility to notify the Conduct Risk Management Office if your role or level of access to information changes. Access Person Access Persons are those Covered Persons who: • as part of their regular functions or duties have access to non-public information about a client’s holdings, or a client’s previous securities transactions; have access to non-public information about Firm portfolio holdings; or manage or are managed by employees who execute these functions; • are officers of the funds; or • have been designated as Access Persons by the Firm’s CCO or the Conduct Risk Management Office. Investment Person Investment Persons are Covered Persons who are involved in or have access to the investment decision-making process, or who have access to information regarding pending securities transactions, or decisions to buy or sell securities on behalf of clients. Investment Persons include those Covered Persons who: • as part of their regular functions or duties, make investment recommendations or decisions on behalf of client portfolios; participate in making investment recommendations or decisions on behalf of client portfolios; are responsible for day-to-day management of a client or proprietary fund portfolio; have knowledge of or access to investment decisions under consideration for a client or proprietary fund portfolio; execute trades on behalf of client or proprietary fund portfolios; have access to information regarding pending trades; analyze and research securities on behalf of client or proprietary fund portfolios; have access to information regarding pending trade orders for any client or proprietary fund portfolio; have access to or knowledge of changes in investment recommendations; have access to mathematical models used by the Firm as basis for investment strategy for client or proprietary fund portfolios; or manage or are managed by employees who execute those functions; or • other persons designated as Investment Persons by the Firm’s CCO or the Conduct Risk Management Office. Non-Access Persons are Covered Persons who are not categorized as Access Persons or Investment Persons. Unsure what classification applies to you? The Conduct Risk Management Office will notify you of your classification, which is based on your responsibilities and level of access to information at the Firm. Dual employees may also be subject to the State Street Securities Trading policy and/or the Global Personal Investment Policy. Contact the Conduct Risk Management Office at ethics@StateStreet.com if you have questions. Trading policy and/or the Global Personal Investment Policy. Contact the Conduct Risk Management Team at Ethics@StateStreet.com if you have questions. Examples of Investment Persons include, but are not limited to, portfolio managers, research analysts, IT and Operations professionals with certain systems access, and Investment Risk personnel.

Information Classification: General 5 Code of Ethics Rule Summary Refer to the list below to understand which rules apply to you based on your Covered Person Classification. Read the full text of the Code of Ethics to fully understand the requirements and prohibitions, as well as any exceptions to these rules. All Covered Persons Required • Ensure compliance with the Code on the part of your spouse, domestic partner or other Covered Persons [p. 3] • Comply with applicable securities laws [p. 7] • Acknowledge the Code of Ethics when you become a Covered Person and annually thereafter [p. 7] • Report accounts and holdings when you become a Covered Person and annually thereafter [p. 8] • Report or confirm transactions quarterly [p. 12] • Maintain accounts at Approved Brokers if required in your region [p. 9] • Provide duplicate statements and confirmations to the Conduct Risk Management Office [p. 8] • Report any actual, attempted, or suspected violation of this policy as soon as you are aware of it [p. 7] • Obtain pre-approval from the Conduct Risk Management Office before participating in investment clubs [p. 13] • Contact the Conduct Risk Management Office for any exemption to this Code of Ethics [p. 20] • Understand if and how the State Street Securities Trading Policy applies to you [p. 15] Prohibited • Do not misuse client or proprietary fund information, or State Street proprietary information for personal gain [p. 14] • Do not trade excessively [p. 13] • Do not sell securities short [p. 13] • Do not trade options or futures on Covered Securities or engage in spread-betting [p. 13] Do not participate in Initial Public Offerings [p. 13] Access Persons Required • Follow all above rules for Covered Persons • Pre-Clear trades in Covered Securities [p. 16] Prohibited • Do not sell or dispose of positions in Covered Securities for a profit that have been held for less than 60 days [p. 14] Investment Persons Required • Follow all the above rules for Covered Persons and for Access Persons Prohibited • Do not personally trade Covered Securities when there is an open order on any trading desk for a client portfolio or fund for the same or similar security (Open Order Rule) [p. 17] • Do not personally trade Covered Securities within seven days (before or after) of a trade in the same or equivalent security in a client portfolio with which you are associated (Blackout Period) [p. 17] • Research Analysts: Do not personally trade Covered Securities in proximity to a recommendation you have made or to which you have access (Research Analyst Waiting Period) [p. 18]. This Rule applies regardless of the direction of trade, nature of recommendation, or amount traded.

Information Classification: General 6 Statement of General Fiduciary Principles State Street Global Advisors, its subsidiaries and affiliates, and the officers of the Funds owe a fiduciary duty to their advisory clients (including the Funds) and are subject to certain laws and regulations governing personal securities trading. As a Covered Person, you have an obligation to adhere to the following principles: • At all times, avoid placing your personal interest ahead of the interests of the clients or Funds of the Firm; • Avoid actual and potential conflicts of interests between personal activities and the activities of the Firm’s clients or Funds; • Do not misappropriate investment opportunities from clients or Funds; • Do not employ or engage in any device, scheme, artifice, act, course of business, or manipulative practice to defraud clients or Funds; and • Do not make untrue or misleading statements that defraud clients or Funds. As such, your personal financial transactions and related activities, along with those of your family members and other Covered Persons, must be conducted consistently with this Code, including the principles herein, to avoid any actual or potential conflicts of interest with the Firm’s clients or funds, or abuse of your position of trust and responsibility. When making personal investment decisions, you must ensure that you do not violate the letter or the spirit of this Code. We have developed this Code to promote the highest standards of behavior and ensure compliance with applicable laws. The Code sets forth procedures and limitations that govern the personal securities transactions of every Covered Person. It is not possible for this Code to address every situation involving the personal trading of Covered Persons. The Conduct Risk Management Office is charged with oversight and interpretation of the Code in a manner considered fair and equitable, in all cases placing the Firm’s clients’ interests first. Related Policies and Procedures All employees of the Firm are required to comply with the following key policies and procedures, which set forth ethical standards required of all Firm personnel. This is not an exhaustive list of State Street or State Street Global Advisors Policies or Procedures to which employees are subject. State Street Corporate Policies and Procedures • Standard of Conduct • Gifts and Entertainment Policy • Political Contributions and Activities Policy • Outside Activities Policy • Conflicts of Interest Policy • Anti-Corruption and Bribery Policy • Conduct Standards Policy • Inside Information Standard State Street Global Advisors Policies and Procedures • Inside Information/Information Barriers Policy and Procedure • Global Conflicts of Interest Procedure • Anti-Corruption and Bribery Procedure Note: Policies and related procedures or guidance may be revised from time to time. Employees will find the most up-to-date policies on the intranet. It is not enough to only comply with the technical aspects of the Code – it is every Covered Person’s responsibility to ensure their personal investments do not, in any way, compromise the Firm’s fiduciary duty to any client. If you are not certain whether it is appropriate to trade, then do not trade. If you are unsure whether a personal investment matter meets the required ethical standard, contact the Conduct Risk Management Office.

Information Classification: General 7 Requirements of the Code General Requirements Applicable to All Covered Persons 001. Comply with Applicable Securities Laws As a Covered Person, you must comply with securities laws and firm-wide policies and procedures, including this Code of Ethics. Securities laws include the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under these statutes, the Bank Secrecy Act and rules adopted there under by the SEC or the Department of the Treasury. Covered Persons outside the US may be subject to additional country-specific requirements and securities laws, which are included in Appendix D. 002. Report Violations Covered Persons are required to promptly report any violation of the Code, whether their own or another individual’s, to the Conduct Risk Management Office. Alternatively, you may contact the Senior Compliance Officer in your region, the CCO, or, to report anonymously, The Speakup Line (see Appendix E for contact information). Nothing in the Code is intended to or should be understood to prohibit or otherwise discourage certain disclosures of confidential information protected by “whistleblower” laws to appropriate government authorities. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures. 003. Certify Receipt and Compliance with the Code Initial Certification (New Covered Person) Within 10 calendar days of becoming subject to the Code, each new Covered Person must certify in writing that they (i) have read, understand, and will comply with the Code, (ii) will promptly report violations or possible violations, and (iii) recognize that an employee conduct issue related to the Code may be grounds for action under the State Street Conduct Standards Policy. Annual Certification (All Covered Persons) Each Covered Person is required to certify annually in writing that they (i) have read and understand the Code, (ii) have complied with the Code during the course of their association with the Advisor; (iii) will continue to comply with the Code in the future; (iv) will promptly report violations or possible violations, (iv) recognize that an employee conduct issue with the Code may be grounds for action under the State Street Conduct Standards Policy. Keep in mind Our policies and procedures and the Code of Ethics may be more restrictive than applicable securities laws. Certification Required Covered persons are required to certify to the Code of Ethics within 10 days of becoming subject to the Code of Ethics and on an annual basis.

Information Classification: General 8 Personal Trading Requirements – Accounts and Holdings Applicable to All Covered Persons You must disclose all Reportable Accounts (as defined on page 10) when you become a Covered Person and continue to make accurate and timely account and holding reports. If you are an employee in the US, you must maintain your account(s) with an Approved Broker. Employees in other regions are encouraged to maintain accounts with “Preferred Brokers” where available. All Covered Persons must ensure the Conduct Risk Management Office receives timely and accurate reporting from your broker. 004. File Initial and Annual Holding Reports Covered Persons must file initial and annual holdings reports (“Holdings Reports”) in StarCompliance as follows: a. Content of Holdings Reports i. The name of any broker, dealer or bank with whom the Covered Person maintained a Reportable Account. Please note that all Reportable Accounts (see page 10) must be reported in StarCompliance. ii. The title, number of shares and principal amount of each Covered Security. b. Timing of Holdings Reports i. Initial Report – No later than 10 calendar days after becoming a Covered Person. The information must be current as of a date no more than 45 days prior to the date the Covered Person became an Access Person, Investment Person, or Non-Access Person. ii. Annual Report – Annually, within 30 calendar days following calendar year end, and the information must be current as of a date no more than 45 calendar days prior to the date the report is submitted. c. Exceptions from Holdings Report Requirements i. Holdings in securities which are not Covered Securities are not required to be included in Holdings Reports (please see Appendix C). Any Reportable Accounts opened during the Covered Person’s employment or engagement with the Firm must also be immediately disclosed in StarCompliance regardless of whether there is any activity in the account. Any Reportable Accounts and holdings that become newly associated with a Covered Person through marriage, gift, inheritance, or any other life event, must be disclosed within 30 days of the event. 005. Provide Duplicate Statements and Confirms Each Covered Person is responsible for ensuring the Conduct Risk Management Office receives timely reporting for their Reportable Accounts holdings, (as well as timely reporting for transactions of Covered Securities within the Reportable Account). This applies to any Reportable Accounts (including Fully Managed Accounts) active during the Covered Person’s employment or engagement with the Firm. Covered Persons must ensure that on a regular basis the Conduct Risk Management Office or their designee(s) receives account statements (e.g. monthly, quarterly statements) listing all transactions for the reporting period. (See Section 007 – Filing Quarterly Transaction Reports.) The Covered Person can accomplish this one of two ways: a. Maintain Reportable Accounts at Approved Brokers (or Preferred Brokers for employees based in non-US jurisdictions, where available). Approved Brokers and Preferred Brokers send electronic feeds to the Conduct Risk Management Office; Covered Persons are not required to provide paper-based reporting for accounts with Approved Brokers or Preferred Brokers. However, it

Information Classification: General 9 is the responsibility of the Covered Person to verify the accuracy of these feeds through Quarterly Transaction Reports and Annual Holdings Reports. Employees in the US, with limited exceptions, are required to maintain their accounts at Approved Brokers. (See Section 006- Maintain Accounts with Approved Brokers.) b. For accounts not on an electronic feed, the Covered Person must supply the Conduct Risk Management Office with required duplicate documents. Please see Appendix D for regional requirements. 006. Maintain Accounts with Approved Brokers (US Employees) or Preferred Brokers (Non-US employees) Unless an exemption applies, Covered Persons must maintain accounts with Approved Brokers or Preferred Brokers if required in their region. Please refer to the Personal Securities Trading FAQs on the Conduct Risk Management sharepoint site for regional requirements and for a list of Approved Brokers. The Approved Brokers provide both the holdings and transaction activity in each account through an electronic feed into StarCompliance. The categorical exemptions to the Approved Broker and Preferred Broker requirement are: a. Accounts approved by the Conduct Risk Management Office as Fully Managed Accounts (also known as Discretionary Accounts. See Appendix A.) b. Accounts that are part of a former employer’s retirement plan (such as a 401(k)); or accounts that are part of a spouse’s or other Covered family member’s retirement plan at their employer. c. Employees who are not US citizens and are working in the US on an ex-pat assignment or whose status is non-permanent resident. d. Securities held in physical form. e. Securities restricted from transfer. f. Accounts held by employees, or any Covered Persons, in countries outside the region where they are currently assigned, which are not eligible for transfer to an Approved or Preferred Broker in that region. To apply for an exception to maintain an account outside of an Approved Broker, contact the Conduct Risk Management Office at ethics@statestreet.com. Please see Appendix D for additional regional requirements.

Information Classification: General 10 Reportable Accounts Guide To determine whether an account is a Reportable Account, determine who owns or benefits from the account and what types of investments the account can hold. If you have a beneficial interest in an account and the account can hold Covered Securities, it is likely a Reportable Account. What is a Beneficially Owned Account? A Beneficially Owned Account is: • An account where the Covered Person enjoys the benefits of ownership (even if title is held in another name); and/or • An account where the Covered Person, either directly or indirectly, has investment control or the power to vote or influence the transaction decisions of the account. Generally, an individual is considered to be a beneficial owner of accounts or securities when the individual has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that an individual has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to: • Accounts and securities held by immediate family members sharing the same household; • Securities held in trust (certain restrictions may apply, see Appendix B for more details); and • A right to acquire Covered Securities through the exercise or conversion of any derivative security, whether or not presently exercisable What are Covered Securities? For a complete list of Covered Securities, see Appendix C. Some of the most common types are listed below. • Stocks, including State Street Corp. (“STT”) • Exchange-traded funds (“ETFs”) • Exchange-traded notes (“ETNs”) • Open-ended mutual funds advised by the Firm • Municipal and Corporate bonds No Reporting Required • Checking and savings accounts holding only cash • Government-subsidized pension saving products • Pension Accounts established under the Hong Kong regulation or Singapore Regulation with no capacity to invest in Covered Securities • Savings Plans within the course of company pension schemes which only allow unaffiliated open-end mutual funds • Educational Savings Plans which only allow unaffiliated open-end mutual funds • Other Registered Commingled Funds (such as IRC 529 Plans in the US) When in doubt, contact the Conduct Risk Management Office ethics@statestreet.com

Information Classification: General 11 Do I Have to Report this Account? Common Reportable Account Types The list of account types below is not all-inclusive. Consult the Conduct Risk Management Office if you have questions about whether an account is a Reportable Account. • Brokerage Account All brokerage accounts are reportable, including but not limited to retirement accounts, non-retirement accounts, IRAs, RRSPs, UTMA and UGMA accounts. For further definition see Appendix A. • Employee Incentive Awards Deposit Account Provided by the Firm Accounts that are provided to employees into which their Employee Incentive Awards are deposited are reportable. • Employee Stock Ownership and Purchase Plans (“ESOPs”/ “ESPPs”) • Employer-sponsored Retirement Plans that invest/hold Covered Securities Employer-sponsored retirement plans and accounts globally in which the employee/participant invests in or transacts in Covered Securities are reportable. Please see Appendix G “Code of Ethics FAQs” for further clarification on Reportable Retirement Plans. Do I have a beneficial interest? See Page 10 and Appendix B Can the account transact and/or hold Covered Securities?* See Appendix C Reporting in StarCompliance Required If YES If YES Practical Examples of Beneficial Ownership See Appendix B for a more detailed discussion of Beneficial Ownership. For the purposes of this sidebar, “you” includes you, your spouse or domestic partner, or anyone else in your household who would be covered by the Code of Ethics, as discussed on page 3. UGMA/UTMA Accounts If you are the custodian of an UGMA/UTMA account for a minor, and one or both of you is a parent of the minor, you are a beneficial owner. If you are the beneficiary of an UGMA/UTMA and are of majority age, you are a beneficial owner. Education Accounts If you are the custodian of an Education Savings Account (ESA), or Coverdell IRA, you are a beneficial owner. Trusts If you are a trustee or the settlor of the trust who can independently revoke the trust and participate in making investment decisions for the trust, you are a beneficial owner. If you are a beneficiary of the trust but have no investment control, the account is beneficially owned as of the date the trust is distributed, not before. Investment Powers over an Account If you have any form of investment control, such as trading authorization or power of attorney, the account is beneficially owned as of the date you are able to direct or participate in the trading decisions.

Information Classification: General 12 Personal Trading Requirements – Transactions Applicable to All Covered Persons The Code of Ethics requires quarterly reporting of all Covered Transactions and imposes restrictions on certain types of transactions. 007. Filing Quarterly Transaction Reports Each Covered Person is required to submit a quarterly transaction report for and certify to transactions during the calendar quarter in all Covered Securities. Each Covered Person shall also certify that the Reportable Accounts listed in the transaction report are the only Reportable Accounts in which Covered Securities were traded during the quarter for their direct or indirect benefit. For the purposes of this report, transactions in Covered Securities that are effected in Automatic Investment Plans or accounts approved by the Conduct Risk Management Office as Fully Managed Accounts need not be reported. Covered Persons must file quarterly transaction reports (“Transaction Reports”) in StarCompliance a. Quarterly Transactions Report For Transactions in Covered Securities are reported on a standardized form in StarCompliance that identifies the date, security, price, volume, amount, and effecting broker of each Covered Security transaction. b. Quarterly Transactions Report For Newly Established Reportable Accounts reported in StarCompliance Holding ANY Securities (provided there were transactions during the quarter) include the broker dealer or bank with whom the reportable account is held, the date the account was opened, and the date the report was submitted to the Conduct Risk Management Office. c. Timing of Transactions Report: No later than 30 calendar days after the end of the calendar quarter. d. Exception from Transactions Report Requirements i. Transactions effected pursuant to an Automatic Investment Plan as well as transactions in securities that are not Covered Securities, ii. Transactions effected in accounts that are not Reportable Accounts are not required to be included in the Quarterly Transaction Report (please see Appendix C), and iii. Transactions effected in a previously-approved Fully Managed Account. e. Confirmation of Trades i. Employees must confirm their transactions in StarCompliance after execution and before or simultaneously with their quarterly transaction certification. ii. If an electronic feed has been set up for broker account (e.g. Fidelity account), the trading data will flow automatically to StarCompliance overnight, however, it is still the employee’s responsibility to maintain accurate data in StarCompliance and it is best practice to check whether electronic feeds were accurate by checking records in StarCompliance prior to completing a quarterly certification. f. State Street Employee Incentive Stock Awards i. STT employee incentive stock awards must be treated as Covered Securities. Employees receiving awards during a quarter should ensure any awards vested during the quarter are appropriately reflected in their holdings, and ii. All employees must preclear any transactions in STT (note, STT employee incentive awards are not subject to the 60 day profit prohibition when they become vested).

Information Classification: General 13 008. Excessive Trading Excessive trading may interfere with job performance or compromise the duty that the Firm owes to clients and consequently is not permitted. Levels of personal trading will be monitored by the Conduct Risk Management Office and high levels of personal trading will be reported to senior management. A pattern of excessive trading may lead to action under the State Street Conduct Standards Policy. 009. Futures, Options, Contracts for Difference, and Spread Betting Covered Persons are prohibited from buying or selling options and futures on Covered Securities (other than employee stock options). Covered Persons are also prohibited from engaging in Contracts for Difference (“CFDs”) and spread betting related to Covered Securities. 010. Shorting of Securities Covered Persons are prohibited from selling securities short. 011. Initial Public Offerings Covered Persons are prohibited from acquiring securities through an allocation by an underwriter of an initial public offering ("IPO"). An exception may be considered for situations where the spouse/domestic partner/partner of a Covered Person (“PACs”) is eligible to acquire shares in an IPO of his/her employer with prior written disclosure to and written approval from the Conduct Risk Management Office. 012. Private Transactions Covered Persons must obtain prior written approval from the Conduct Risk Management Office before participating in a Private Placement or any other private securities transaction. To request prior approval, Covered Persons must provide the Conduct Risk Management Office with a completed Private Placement Request form, which is available on StarCompliance. If the request is approved, the Covered Person must confirm the transaction in StarCompliance, verify the details on the next Quarterly Transaction Report, and report the holding on the Annual Holdings Report. If the transaction has already been loaded to the Covered Person’s Transaction report, the Covered Person must confirm the transaction in the Quarterly Transaction Report. Covered Persons may not invest in Private Transactions if the opportunity to invest could be considered a favor or gift designed to influence the Covered Person’s judgment in the performance of his/her job duties, or as compensation for services rendered to the issuer, or if there are any other potential conflicts of interest with State Street business. In determining whether to grant approval for any investment for a Private Transaction, the Conduct Risk Management Office will consider, among other things, whether it would be possible (and appropriate) to reserve that investment opportunity for one or more of the Firm’s clients, as well as whether the opportunity to invest has been offered to the Covered Person as a gift, or as compensation for services rendered. See Appendix A for definitions. 013. Investment Clubs and Investment Contests Covered Persons must obtain prior written approval from the Conduct Risk Management Office before participating in an Investment Club. If approved, the brokerage account(s) of the Investment Club are subject to the Approved Broker, pre-clearance and reporting requirements of the Code. Sharing research or other proprietary information obtained through employment with State Street with Investment Club participants is prohibited. Covered Persons are prohibited from direct or indirect participation in an investment contest. These prohibitions extend to the direct or indirect acceptance of payment or offers of payments of compensation, gifts, prizes, or winnings as a result of participation in such activities.

Information Classification: General 14 014. Use of the Firm’s Proprietary Information The Firm’s investment recommendations and other Proprietary Information are for the exclusive use of the Firm and may not be used to inform employees’ personal investment decisions. Examples of Proprietary Information include but are not limited to: − Information about Firm or issuer business strategies, technologies, or ideas; − client or proprietary transactions; − changes to recommended portfolio weightings, portfolio composition, or target prices for any security; − voluntary actions to be taken on any corporate actions; − research produced by employees of the Firm that could influence client investment decisions, such as employees’ recommendations maintained in internal databases ; or − any other information that may reasonably be expected could influence an investor’s decision-making that has not been made public without violation of law or our policies. The definition of Proprietary Information does not include information that has been made public or comes from a service that broadly disseminates published information, such as Bloomberg. You should always assume that information is confidential, and treat it as such, unless it is clearly indicated otherwise. It is our responsibility to protect Proprietary Information and Confidential Information against unintentional, malicious, or unauthorized disclosure or misuse. Any pattern of personal trading suggesting misuse of proprietary information may be investigated. Any misuse or distribution of information that is proprietary, confidential, or non-public is prohibited. Applicable to Access Persons and Investment Persons 015. Short-Term Trading All Access Persons and Investment Persons are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent Covered Security within sixty (60) calendar days. Transactions that result in a profit will be considered an employee conduct issue and may result in action under the State Street Conduct Standards Policy. Any profit amount shall be calculated by the Conduct Risk Management Office or their designee(s), the calculation of which shall be binding. The following will not be matched with other purchases and sales for purposes of this provision: a. Transactions in securities that are not Covered Securities such as money market funds (see Appendix C); b. Transactions in ETFs, except certain actively-managed SSGA ETFs (see Appendix C); c. Securities received as a gift or inheritance that cannot be matched to another transaction effected by a Covered Person within 60 days; d. Involuntary actions such as vested employer stock awards, dividend reinvestments, or other corporate actions; e. Cashless exercise of a Covered Person’s employer stock options f. Transactions executed in Fully Managed Accounts that have been approved by the Conduct Risk Management Office; or g. Transactions effected through an Automatic Investment Plan, the details of which the Conduct Risk Management Office has been notified of in advance.

Information Classification: General 15 016. State Street Securities Each Covered Person must ensure that they have reported any Reportable Account holding State Street securities, and that they have reported in StarCompliance any vested State Street shares acquired through an employee incentive award. During certain trading windows, employees may be permitted to exercise Employee Incentive Awards without being subject to the Blackout and Open Order rules (page 17). However, these transactions remain subject to the pre-clearance and reporting requirements of the Code at all times. Employees will be notified when a trading window commences and terminates. During this period, all employees remain subject to the State Street Global Advisors Inside Information/Information Barrier Policy and Procedure, as well as the Personal Trading section of the State Street Standard of Conduct. Additionally, certain employees of the Firm are subject to the State Street Securities Trading Policy (“SSTP”) and will be notified of this by the Conduct Risk Management Office. Employees subject to SSTP must also comply with all notifications under that Policy. Exempted Transactions Pre-clearance is not required for certain common transactions. Automatic Investment Plans Prior Notification to Conduct Risk Management Office Required Purchases or sales that are part of an Automatic Investment Plan where the investment decisions are non-discretionary after the initial selections by the account owner (although the initial selection requires pre-clearance). These include dividend reinvestment plans, payroll and employer contributions to retirement plans, transactions in Employee Stock Ownership Programs (“ESOPs”) and similar services. Initiation of an Automatic Investment Plan must be disclosed to the Conduct Risk Management Office in advance. Certain Exempt Covered Securities Transaction(s) in Covered Securities for which the Conduct Risk Management Office has determined pre-clearance is not required (see Appendix C). Discretionary Accounts (Fully Managed Accounts) Prior Approval from Ethics Office Required Subject to prior approval of the account from the Conduct Risk Management Office, transactions made in a Discretionary Account. An account will not be deemed a Discretionary Account until the Conduct Risk Management Office has approved the account as such. Certain Educational Savings Plans Transactions in educational savings plans that only allow unaffiliated open-end mutual funds, unit-investment trusts, or other registered commingled products (such as IRC 529 Plans in the US). Involuntary Transactions Involuntary purchases or sales such as mandatory tenders, dividend reinvestments, broker disposition of fractional shares, debt maturities. Voluntary tenders, transactions executed as a result of a margin call, and other non-mandatory corporate actions are to be pre-cleared, unless the timing of the action is outside the control of the Covered Person, or the Conduct Risk Management Office has determined pre-clearance is not required for a particular voluntary transaction. Gifts or Inheritance Covered Securities received via a gift or inheritance, although such Covered Securities must be reported in StarCompliance. Note that pre-clearance is required prior to giving or donating Covered Securities.

Information Classification: General 16 Covered Person wishes to make a personal transaction in a Covered Security Covered Person submits Pre-Trade Authorization Form ("PTAF") to StarCompliance StarCompliance analyzes transaction StarCompliance approves or denies the transaction If approved, Covered Person has until the end of the same business day to execute the transaction Pre-Clearance The Pre-Clearance requirement mitigates the risk of creating actual or perceived conflicts of interest with the trading activities made on behalf of Firm clients. With limited exceptions, pre-clearance approval is required before you make any personal trades of Covered Securities. It applies to all your Reportable Accounts, including those belonging to, or in which, your spouse or other Covered family member has an economic interest or control. (See Appendix B) It applies to transactions in most types of securities, including transactions in State Street Corp. stock (STT). (See Appendix C) Personal Trading Requirements – Pre-Clearance Applicable to Access Persons and Investment Persons You are required to receive pre-clearance approval before trading in any Covered Security, with limited exceptions. This applies to transactions made by your spouse, other Covered family member and/or in any other accounts in which you or they have beneficial ownership or control. 017. Pre-Clearance Access Persons and Investment Persons must request and receive pre-clearance approval prior to effecting a personal transaction in all Covered Securities (see Appendix C). a. All pre-clearance requests must be made by submitting a Trade Request for the amount of shares to be transacted in StarCompliance. b. Pre-clearance is required for donations and/or gifts of securities made. Trade requests may be approved or denied at the discretion of the Conduct Risk Management Office, In general, a transaction will be denied if the Covered Security is on any relevant Restricted List or if the Conduct Risk Management Office has reason to believe that the Covered Person has access to relevant information concerning the security or the issuer that is intended for the sole purpose of the Firm or its clients. If the Covered Person has access to such information, it is the Covered Person’s responsibility not to seek pre-clearance nor to trade in the security even if pre-clearance approval has been granted. For Investment Persons, a transaction may also be denied if the Covered Security is actively being purchased or sold for a client account or account of a Fund, or the Covered Security has been traded within seven days in a portfolio for which they have management discretion.

Information Classification: General 17 018. Restricted List To manage potential conflicts of interest, lists of issuers whose securities (including options and futures) may not be traded are integrated into the pre-clearance approval process. A security that you already own could be placed on a Restricted List at any time. If this happens, you may be unable to sell the security until it is removed from any Restricted List. Employees are not entitled to review any Restricted List. The contents of any Restricted Lists shall be considered material non-public information and is subject to the considerations of the Inside Information/Information Barrier Policy and Procedure. 019. Pre-Clearance Approval Pre-clearance approval granted by the Conduct Risk Management Office is valid only for the same business day the approval is granted and is ineffective on all dates where the relevant Exchange is not open for business. Make note of any expiration time and date displayed on any approved Trade Request. Because approvals are strictly time-limited, place day orders only. "Good-till-cancelled" orders are not permitted, including stop-loss, limit, and stop-limit orders other than day orders. This is a result of the pre-clearance function relying upon point-in-time data in order to have any effect. Applicable to Investment Persons 020. Open Order Rule Subject to the de minimis transaction threshold (Section 023-De Minimis Transactions), Investment Persons may not trade in a Covered Security, with the exception of ETFs, on any day that the Firm, globally, has a pending buy or sell order in the same Covered Security on any of the trading desk(s) for any client or proprietary fund portfolio until the order is executed or withdrawn (note: Executed trades are considered with regards to the Blackout Period, as outlined below). 021. Blackout Period for Investment Persons Subject to the de minimis transaction threshold described below, Investment Persons may not buy or sell a Covered Security for seven calendar days before or after a transaction in the same or equivalent security for a client or proprietary fund portfolio with which they are associated. An employee is considered “associated” with a client or proprietary fund portfolio if they have ability to exercise, or direct, trades for the portfolio. All Covered Persons are required to avoid placing their personal interest ahead of the interests of the clients of the Firm. Investment Persons associated with portfolios with fundamental strategies must be particularly careful not to engage in personal trading that calls into question whether they have placed their interests ahead of the interest of their clients. Trading in securities personally in advance of similar trades made by the respective Portfolio may lead to questions about the Covered Person’s priorities. In such cases, it will be incumbent upon the Covered Person to demonstrate that the clients’ priorities were not subordinated to their own priorities. Similarly, failing to trade in a security for a Portfolio because of a personal trade that has recently been made is also a subordination of client interest. Covered Persons with responsibility for portfolios with fundamental strategies finding themselves needing to violate the Blackout Period in order to avoid placing their personal interest ahead of the clients’ interest must inform the By seeking pre-clearance, you are attesting that you understand that the proposed trade: • Is not influenced by any non-public information that is proprietary or confidential to State Street or to our clients • Does not create any conflict with State Street’s responsibilities to its clients • Is lawful If you are not certain whether it is appropriate to trade, then do not trade. Contact the Conduct Risk Management Office at Ethics@StateStreet.com for guidance prior to placing any order to trade.

Information Classification: General 18 Conduct Risk Management Office. Such violations are subject to action under the State Street Conduct Standards Policy. 022. Waiting Period for Research Analysts Research Analysts with access to tools containing proprietary buy or sell recommendations, who receive internal communications regarding buy or sell recommendations, or participate in investment meetings where buy or sell recommendations are discussed, must refrain from trading in securities that are the subject of such recommendations for their personal account if it could reasonably be presumed that such information was relevant to an investment decision. Examples of recommendations that could reasonably be presumed to be relevant to investment decisions on behalf of client portfolios include but are not limited to buy or sell recommendations, internal analyst upgrades or downgrades related to an issuer, changes to recommended portfolio weightings, portfolio composition, or target prices for any security, or recommendations regarding voluntary corporate actions. Examples of information that are not presumed to be relevant to investment decisions include market analyses, economic updates, or financial updates regarding an issuer that do not also include a buy/sell recommendation or ratings analysis. Research Analysts who trade Covered Securities for their personal account should expect heightened monitoring of such trades. If there is a reason to question whether such trades were made on the basis of confidential or proprietary non-public information, it will be incumbent upon the Covered Person to demonstrate otherwise. Please see Appendix D for additional regional requirements. 023. De Minimis Transactions De Minimis transactions are subject to the pre-clearance and reporting requirements of the Code, and must follow all holding period and Restricted List requirements of this Code. However, there is a limited exclusion applied for De Minimis transactions in that they are not subject to the Open Order Rule or the Blackout Rule as described above. This exclusion exists because of the breadth and frequency with which securities are being traded across all of the portfolios of the Firm, which would effectively prohibit almost all equity trading by Investment Persons. A “De Minimis transaction” is a personal trade that meets one of the following conditions: A single transaction in a security with a value equal to or less than US $10,000 (or the local country equivalent) or multiple transactions in a security within a five business day window following the initial trade date (i.e. initial trade date plus five subsequent business days) that have an aggregate value equal to or less than US $10,000. De Minimis Transaction Examples: (All values are in US Dollars) Status Transaction(s) Notes De minimis Day One: Buy $10,000 of ABC, Inc. No subsequent transactions in the following five business days De minimis Day One: Sell $4,000 of XYZ Corp. Day Two: Sell $3,000 of XYZ Corp. Day Four: Sell $800 of XYZ Corp. Within five business days, less than $10,000 worth of XYZ Corp. is sold; all transactions in the aggregate are under the de minimis threshold NOT de minimis Day One: Buy $9,500 of PQR, Inc. Day Three: Buy $1,000 of PQR, Inc. Day Three transaction is not considered de minimis, as it brings the total for the five business day window after the initial trade date over $10,000 NOT de minimis* Day One: Sell $9,000 of Acme Corp. Day Six: Sell $1,500 of Acme Corp. Day Six transaction is not considered de minimis, as it brings the total for the five business day window following the initial trade date over $10,000 *Day One is the initial trade date and Day 6 is the fifth business day following the initial trade date. StarCompliance will calculate whether a transaction meets the De Minimis thresholds and will take this into account when determining whether to approve or deny a personal trade.

Information Classification: General 19 024. Additional Requirements for Fundamental Equity Investment Persons Investment Persons on Fundamental Equity Teams are required to obtain the respective Asset Class CIO’s approval before transacting in single name equities and securities that can convert to single name equities for their personal accounts, including but not limited to transactions in stock, preferred stock, warrants, and any security convertible to an equity. This additional preapproval requirement includes the purchase of new positions and purchase of additional shares of existing positions, with the exception of dividend reinvestments and other involuntary corporate actions. With prior approval from the Conduct Risk Management Office, exceptions from the additional preapproval requirement may be allowed for Fully Managed Accounts. Prior approval can also be requested to transact in securities directly through an employer stock plan or employer stock options, or in circumstances of hardship. Pre -approvals provided by Asset -Class CIOs will be effected after a trade pre -clearance request has been approved in StarCompliance. Upon receipt of the StarCompliance approval email, the employee shall forward the approval to the appropriate CIO and cc GA_Compliance_CIO_CodeReview. The employee shall provide the Asset Class CIO with any relevant information regarding the trade request. The CIO will review the request and “reply all” when approving or denying the request. Employees may not trade if the request has been denied by Conduct Risk Management Office via StarCompliance or by the CIO. Pre -approvals provided by Asset - Class CIOs expire at the same time and date noted on the StarCompliance pre -approval.

Information Classification: General 20 Administration and Enforcement of the Code The Code of Ethics is administered by the Conduct Risk Management Office and reviewed and approved by State Street Global Advisors’ Global Operations and Compliance Committee. Violations of the Code are subject to consideration under the conduct standards framework and the State Street Conduct Standards Policy. 025. Distribution of the Code Each new Covered Person will be given a copy of the Code. Each new employee’s offer letter will include a statement advising the individual that he/she will be subject to the Code if he/she accepts the offer or employment. If, outside the US due to local employment practices it is necessary to modify this approach, then the offer letters will be revised in accordance with local law. 026. Applicability of the Code of Ethics’ Provisions The Conduct Risk Management Office has the discretion to determine that the provisions of the Code do not apply to a specific transaction or activity and may exempt any transaction from one or more trading prohibitions. The Conduct Risk Management Office will review applicable facts and circumstances of such situations, such as specific legal requirements, contractual obligations or financial hardship. Any Covered Person who would like such consideration must submit a request in writing to the Conduct Risk Management Office. Further, all granted exemptions must be in writing. 027. Review of Reports The Conduct Risk Management Office shall review and monitor reports filed by Covered Persons. Covered Persons and their 1 In the US, recordkeeping requirements for code of ethics are set forth in Rule 17j-1 of the Investment Company Act of 1940 and Rule 204-2 of the Investment Advisers Act of 1940. supervisors may or may not be notified of the Conduct Risk Management Office’s review. 028. Violations and Sanctions Any potential employee conduct issues related to the provisions of the Code may be investigated. If a determination is made that an employee conduct issue occurred, the issue will be addressed under the State Street Conduct Standards Policy. Where consistent with applicable law, and among other appropriate sanctions that should be considered, sanctions may include a requirement to disgorge an amount equivalent to profits earned or losses avoided as a result of personal trading made in egregious violation of the Code. Material violations will be reported promptly to the respective Firm Committees, boards of trustees/managers of the Reportable Funds or relevant committees of the boards and, when relevant, impacted clients. Please see Appendix D for additional regional requirements. 029. Amendments and Committee Procedures The Global Operations and Compliance Committee (“the Committee”) will review and approve the Code, including appendices and exhibits, and any amendments thereto. The Committee may, from time to time, amend the Code and any appendices and exhibits to the Code to reflect updated business practice or changes in applicable law and regulation. In addition, the Committee, or its designee, shall submit any material amendments to this Code to the respective boards of trustees/managers of the Reportable Funds, or their designee(s), for ratification no later than six months after adoption of the material change. 030. Recordkeeping The Conduct Risk Management Office shall maintain records in accordance with the requirements set forth in applicable securities laws.1

Information Classification: General 21 Appendix A Terms and Definitions These definitions are designed to help you, as a Covered Person, understand and apply the Code. These definitions are integral and a proper comprehension of them is necessary to comply with the Code. Please contact the Conduct Risk Management Office (ethics@statestreet.com) if you have any questions. Covered Person employees of the Firm, including full-time and part-time, exempt and non-exempt employees (where applicable); officers of the Funds who are not employed by the Firm; and other such persons as designated by the Conduct Risk Management Office. Covered Person also includes certain designated contingent workers engaged at the Firm, including but not limited to consultants, contractors, and temporary help, as well as an employee of another business unit with access to Firm data such as non-public information regarding any client’s purchase or sale of securities, non-public information regarding any client’s portfolio holdings, or non-public securities recommendations made to clients (SSGS APAC, corporate functions, etc.). Covered Persons are subject to the provisions of this Code. The personal trading requirements of the Code also apply to related persons of Covered Persons, such as spouses, domestic partners, minor children, adult children and other relatives living in the Covered Person’s household, as well as other persons designated as a Covered Person by the CCO or the Conduct Risk Management Office, or their designee(s). Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. This includes a dividend reinvestment plan and some payroll or employer contributions to retirement plans. Brokerage Account means an account with a financial institution in which the account owner can hold or trade a wide variety of securities and exercises brokerage capabilities. Covered Persons should contact their financial institution(s) to verify whether or not their account(s) can hold Covered Securities. Covered Securities are those securities subject to certain provisions of the Code. See Appendix C - Guide: Requirements by Security Types. Contract for Difference (“CFD”) a financial derivative, a contract between two parties typically described as "buyer" and "seller", stipulating that the seller will pay to the buyer the difference between the current value of an asset and its value at contract time. If the difference is negative, then the buyer pays instead to the seller. CFD allows investors to take advantage of prices moving up (long positions) or prices moving down (short positions) on underlying financial instruments and are often used to speculate on those markets. Employees Incentive Awards means Firm Performance Equity Plan (“PEP”) Awards in State Street Corporation (“STT”) stock, Deferred Stock Awards (“DSAs”), Restricted Stock Awards (“RSAs”), STT stock options which are granted to employees, and any other awards that are convertible into or otherwise based on STT common stock. Fully Managed Account (also known as Discretionary Account) means an account Beneficially Owned by you or your Related Persons in which you or your Related Persons have ceded all direct control, influence, and approval, and have contractually assigned responsibility for the timing and nature of all trades and all day-to-day investment management decisions to an independent party. For the purpose of this Policy, the Conduct Risk Management Office is required to approve in advance account arrangements qualifying as Fully Managed Accounts. Private Transaction means a securities offering that is executed outside of a recognized securities exchange. Examples of private transactions include private placements, co-operative investments in real estate, commingled investment vehicles such as hedge funds, investments in family owned or privately held businesses, private company shares, and Initial Coin or Token Offerings promoted by a

Information Classification: General 22 Decentralized Autonomous Organization (“DAO”)2 where there is investment in a venture or project for expectation of profit. Time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements. Reportable Fund means any commingled investment vehicle (except money market funds), or Exchange Traded Note (“ETN”) for which the Firm act as investment advisor, sub-advisor, principal underwriter, or marketing agent. Selling Short is the practice of selling a stock that is not currently owned, while simultaneously borrowing the shares from a lending party and delivering the borrowed shares to the buyer. State Street Global Advisors Compliance Department means all global Firm compliance staff, including those in local offices, in charge of ensuring compliance with the laws and regulations in force worldwide and who report up to the Chief Compliance Officer of the Firm. Spread Betting is any of various types of wagering, such as on sports, financial instruments or house prices for example, on the outcome of an event where the pay-off is based on the accuracy of the wager, rather than a simple “win or lose” outcome. As an example, spread betting on a stock allows the investor to speculate on the price movement of the stock. 2 A “virtual” organization embodied in computer code and executed on a distributed ledger of blockchain.

Information Classification: General 23 Appendix B Beneficial Ownership of Accounts and Securities A Beneficially Owned Account is: • An account where the Covered Person enjoys the benefits of ownership (even if title is held in another name); and/or • An account where the Covered Person either directly or indirectly, has investment control or the power to vote or influence the transaction decisions of the account. The Code’s provisions apply to accounts beneficially owned by the Covered Person, as well as accounts under direct or indirect influence or control of the Covered Person. Generally, an individual is considered to be a beneficial owner of accounts or securities when the individual has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that an individual has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to: • Accounts and securities held by immediate family members sharing the same household; • Securities held in trust (certain restrictions may apply); and • A right to acquire Covered Securities through the exercise or conversion of any derivative security, whether or not presently exercisable. Practical Application If an adult child is living with his or her parents: If the child is living in the parents’ house, but does not financially support the parent, the parents’ accounts and securities are not beneficially owned by the child. If the child works for the Firm and does not financially support the parents, accounts and securities owned by the parents are not subject to the Code, with the exception of UGMA/UTMA, or similar types of accounts, which are legally owned by the child. If one or both parents work for the Firm, and the child is supported by the parent(s), the child’s accounts and securities are subject to the Code because the parent(s) is a beneficial owner of the child’s accounts and securities. Co-habitation (domestic partnership or PACS): Domestic partnerships or PACS are generally considered to be permanent, committed arrangements. Accounts where the Covered Person is a joint owner are subject to the Code. If the Covered Person contributes to the maintenance of the household and the financial support of the partner, the partner’s accounts and securities are beneficially owned by the Covered Person and are therefore subject to the Code. Co-habitation (roommate): Generally, roommates are presumed to be temporary and have no beneficial interest in one another’s accounts and securities. UGMA/UTMA and similar types of accounts: If the Covered Person or the Covered Person’s spouse or other Covered family member is the custodian for a minor child, the account is beneficially owned by the Covered Person. If someone other than the Covered Person, or the Covered Person’s spouse or other Covered family member, is the custodian for the Covered Person’s minor child, the account is not beneficially owned by the Covered Person. If a Covered Person is the minor/beneficiary of the account, the account is a Reportable Account. Transfer on Death accounts (“TOD accounts”): TOD accounts where the Covered Person receives the interest of the account upon death of the account owner are not beneficially owned by the

Information Classification: General 24 Covered Person until the account transfer occurs (this particular account registration is not common). Trusts • If the Covered Person is the trustee for an account where the beneficiaries are not immediate family members, the position should be reviewed in light of outside business activity reporting requirements and generally will be subject to a case-by-case review for Code applicability. • If the Covered Person is a beneficiary and does not share investment control with a trustee, the Covered Person is not a beneficial owner until the Trust assets are distributed. • If a Covered Person is a beneficiary and can make investment decisions without consultation with a trustee, the trust is beneficially owned by the Covered Person. • If the Covered Person is a trustee and a beneficiary, the trust is beneficially owned by the Covered Person. • If the Covered Person is a trustee, and a family member is beneficiary, then the account is beneficially owned by the Covered Person. • If the Covered Person is a settler of a revocable trust, the trust is beneficially owned by the Covered Person. • If the Covered Person’s spouse/domestic partner is trustee and beneficiary, a case-by-case review will be performed to determine applicability of the Code. College age children: If a Covered Person has a child in college and still claims the child as a dependent for tax purposes, the Covered Person is a beneficial owner of the child’s accounts and securities. Powers of Attorney: If a Covered Person has been granted durable or conditional power of attorney over an account, the Covered Person is not the beneficial owner of the account until such time as the power of attorney is exercised. If a Covered Person has been granted full power of attorney over an account, the account is a Reportable Account. Beneficial ownership runs until revocation/termination of the power of attorney.

Information Classification: General 25 Appendix C Guide: Requirements by Security Types This list is not all inclusive and may be updated from time to time. Contact the Conduct Risk Management Office for additional guidance as needed. Security Type Covered Security? Pre-clear? Short-Term Profit Prohibition? Equities Equity securities (publicly traded) Yes Yes Yes State Street stock (STT) Yes Yes Yes Funds Exchange-traded funds (ETFs) and exchange-traded notes (ETNs) Yes Yes No* REITs (publicly traded real estate investment trusts) Yes Yes Yes Money market mutual funds No No No Open-end mutual funds, UCITs, SICAVs, unlisted managed investment schemes not advised or sub-advised by the Firm No No No Open-end mutual funds advised and sub-advised by the Firm (except Firm’s proprietary Money Market funds) Yes Yes Yes** All closed-end mutual funds (also known as investment trusts in U.K. and listed investment companies in Australia) Yes Yes Yes Venture Capital Trusts (VCTs) Yes Yes Yes Bonds Corporate bonds (including high yield bonds) Yes Yes Yes Municipal bonds (including high yield bonds) Yes Yes Yes US Treasury securities and other direct obligations backed by the full faith and credit of the US Government or other sovereign government or supranational agencies No No No * Except the actively managed ETFs where the Investment Solutions Group are prohibited from buying and selling or selling and buying actively-managed Firm ETFs within 60 days. ** Covered Persons are subject to the same policies prohibiting excessive trading that apply to all shareholders in Reportable Funds. These policies, as described in the Reportable Funds’ prospectuses, are subject to change.

Information Classification: General 26 Security Type Covered Security? Pre-clear? Short-Term Profit Prohibition? Bonds (continued) US Agency securities, such as FHLMC and FNMA, and other debt obligations not backed by the full faith and credit of the US Government or other sovereign government or supranational agencies Yes Yes Yes Other Money market instruments: High quality short-term debt instruments, cash, bankers acceptances, certificates of deposit (“CDs”), commercial paper, repurchase agreements No No No Transactions in Employer Stock Ownership Programs (“ESOPs”) and automatic investments in programs where the investment decisions are non-discretionary after the initial selections by the account owner Yes Yes* Yes Crypto-currency or digital currency No No No Hedge Funds and other Private Placements Yes Yes* Yes Fixed insurance products No No No Educational Savings Plans (such as IRC Section 529 plans) which only allow unaffiliated collective investment schemes No No No Voluntary rights, warrants or tender offers Yes Yes Yes Company Stock Options received from State Street or a former employer Yes Yes No Options (other than Company Stock Options received from employer) Not permitted under the Code Futures Not permitted under the Code Contract for Difference (“CFD”) and Spread Bets Not permitted under the Code *The initial selection and any change in selection must be pre-cleared. *You must submit a completed Private Transaction Request Form to Conduct Risk Management Office for approval before participating and before entering a PTAF to either buy or sell.

Information Classification: General 27 Appendix D Country Specific Requirements All Countries Personal Data Refer to the Global Privacy and Personal Data Protection Standard (Standard) for the minimum requirements on how to handle and protect personal data in all jurisdictions in which State Street operates. Also reference the regional addenda to the Standard for any laws of a specific country that may require additional privacy or data protection measures. Australia Additional Blackout Period From time to time the Responsible Entity (“RE”) of the Australian domiciled Exchange Traded Funds (ETFs) may determine certain Covered Persons could be in possession of material, non-public information relating to one or more ETFs for which State Street Global Advisors, Australia, Limited is the investment advisor, and request a blackout period covering the securities be implemented, whether due to consideration of Australian Securities Exchange listing rules, the insider trading provisions of the Corporations Act 2001 or similar. Typically this may occur during the two weeks prior to the public announcement of income distributions for an ETF. Upon receipt of a request from the RE, Compliance will review the request and may initiate a blackout period over the relevant ETFs on such terms as are deemed appropriate. Covered Persons to whom a blackout period applies will be advised of the commencement, duration and other specifics of any such blackout period. Any trading in contravention of the blackout period will be treated as an employee conduct issue. Japan Holding Period Covered Persons in Japan are subject to a minimum holding period of 6 months regardless of whether a transaction would result in the Covered Person realizing a loss or profit. (Section V. B. Short - Term Trading) This requirement applies to equities, equity warrants, convertible bonds and other equity related products, and does not apply to ETFs, mutual funds, and non-convertible bonds.

Information Classification: General 28 Appendix E Contacts Questions or Concerns about Policies or Situations: The Conduct Risk Management Office (ethics@statestreet.com) Actual or Possible Violations of Policy: The Conduct Risk Management Office (ethics@statestreet.com) Speak Up Line https://secure.ethicspoint.com/domain/media/en/gui/55139/index.html

Information Classification: General 29 Appendix F Code of Ethics Reporting Requirements Report Frequency Requirements Notes Initial Holdings Report Once; completed after becoming Covered Person Disclose all Reportable Accounts and Holdings in StarCompliance (See Page 8) Remember to set up duplicate statements and confirmations from your broker, if necessary (See 005. Duplicate Statements and Confirms on Page 8). Annual Holdings Report Annually in January Ensure all holdings in Covered Securities (See Appendix C) are correctly reflected in StarCompliance. This includes updating holdings to account for involuntary transactions that have occurred, such as mergers, stock splits, and other corporate actions. You are responsible for ensuring the data in this report is accurate. If you hold an account at an Approved Broker and holdings data is fed to StarCompliance (See 006. Maintain Accounts with Approved Brokers), you must still review the data on the report for accuracy. Quarterly Transaction Report Quarterly Ensure all Reportable Transactions for the quarter are correctly reflected in StarCompliance. Transactions in accounts previously approved by the Conduct Risk Management Office as Fully Managed Accounts or Automatic Investment Plans are not Reportable Transactions. You are responsible for ensuring the data in this report is accurate. If you hold an account at an Approved Broker and holdings data is fed to StarCompliance (See 006. Maintain Accounts with Approved Brokers), you must still review the data on the report for accuracy. Ad Hoc Holdings Report Ad hoc Marriage, new children, inheritance, and financial planning activities may cause accounts and holdings to be opened or associated to you. Disclose any newly opened or newly associated Reportable Accounts and Holdings in StarCompliance within 30 days of opening or association. Remember to set up Duplicate Statements and Confirms (See 005. Duplicate Statements and Confirms on Page 8).

Information Classification: General 30 Appendix G Code of Ethics FAQs The Conduct Risk Management Office has additional FAQ and How-To documents related to using Star and completing required reporting (e.g., Initial and Annual Holdings Reports) available on its sharepoint site. I work in the United States. Do I have to report my State Street 401(k)? No, you are not required to disclose your State Street 401(k) at this time unless you have chosen to participate in the linked brokerage account option, in which case the linked brokerage account, and the holdings in the account, do need to be reported. 401(k) and other self-invested workplace pension accounts are reportable where you or your Covered Persons have investment discretion beyond that of allocating a monthly value to a specific risk profile or sector, or selecting from a limited number of pre-selected funds. However, if you have activated the Brokerage Link feature for your 401(k), you must report that account and ensure that all transactions and holdings are reflected accurately in Quarterly Transaction Reports and Annual Holdings Reports, respectively. My spouse (or I) has a company- or government-sponsored retirement plan (such as a 401(k) in the US, or a superannuation plan in Australia). How do I determine what accounts, holdings, and transactions must be disclosed and pre-cleared? Due to the wide variety of plans available globally, it’s important to check with the Conduct Risk Management Office if you have any questions about how this applies to you. Accounts If the account or plan currently holds Covered Securities (see Appendix C), you must disclose the account. Retirement plans usually have a “line up” of available investments from which the account owner can choose; if there is a Covered Security in the lineup of available investments, but you do not currently invest in Covered Securities, you are not required to disclose the account. If at any point, your retirement plan invests in Covered Securities, you must disclose the account, the holdings in Covered Securities, and the Transactions in Covered Securities, as described below. Holdings You must disclose any holdings in Covered Securities (see Appendix C). Transactions Usually, transactions in a retirement plan you are actively participating in fall under the Automatic Investment Plan definition (see Appendix A) and are treated as such. However, you must pre-clear and disclose any transactions over which you exercised discretion. For example, the following types of transactions must be pre-cleared and disclosed: • A change in future investment allocations in Covered Securities, such as increasing your automatic payroll investment in Security XYX from 15% to 20%. Note: only the initial change must be pre-cleared and reported. • Re-allocating your existing holdings in Covered Securities, such as changing your portfolio from 50% Security XYZ and 50% Security ABC to 75% Security XYZ and 25% Security ABC. If you or your Covered Person are automatically enrolled in a plan with default investment percentages (e.g., 7% of salary) and investment options, any transactions made as a result of your automatic enrollment are not subject to disclosure or pre-clearance.

Information Classification: General 31 I have an account with an Approved or Preferred Broker which feeds my transactions to Star. Can you tell me what I have to do with regards to pre-clearance and reporting whenever I make personal trades? In order to ensure your trades are properly pre-cleared and reported, make sure that you: (1) Pre-clear the trade by submitting a Trade Request in StarCompliance. Trade Requests: • Must be for the correct security, account, and trade direction (buy vs. sell). • Must be for at least the amount of shares that you plan on trading. You may always trade fewer shares than you were approved for, but you may not trade more. (2) Are valid only for the day they are approved. Wait for the result (Approved or Denied) from Star before trading. You’ll typically receive the result within seconds on screen and will receive an email with the results. Trade Request approvals are valid only for the day they are approved. Make note of the expiration time and date for any approved Trade Request. (3) Ensure your transactions are accurately reflected in Star. • You are required to do this on a quarterly basis (known as the Quarterly Transactions Report), but many people find it easier to compare their transactions in Star with their broker’s records (e.g., a statement or trade confirmations) more frequently. • When you submit your Quarterly Transactions Report, it must accurately reflect all Reportable Transactions for the quarter. • The Approved Broker feeds are tools to help keep accurate records in Star; you are responsible for the accuracy of the data in your Code of Ethics reports. My account is not with an Approved Broker. Can you tell me what I have to do with regards to pre-clearance and reporting whenever I make personal trades? In order to ensure your trades are properly pre-cleared and reported, make sure that you: (1) Pre-clear the trade by submitting a Trade Request in StarCompliance. Trade Requests: • Must be for the correct security, account, and trade direction (buy vs. sell). • Must be for at least the amount of shares that you plan on trading. You may always trade fewer shares than you were approved for, but you may not trade more. • Are valid only for the day they are approved. (2) Wait for the result (Approved or Denied) from Star before trading. You’ll typically receive the result within seconds on screen and will receive an email with the results. Trade Request approvals are valid only for the day they are approved. Make note of any expiration time and date for any approved Trade Request. (3) Ensure your transactions are accurately reflected in Star. • You are required to do this on a quarterly basis (known as the Quarterly Transactions Report), but many people find it easier to use the StarCompliance “Execute” function after they trade. The StarCompliance User Guide on the Conduct Risk Management sharepoint site provides step-by-step instructions. • When you submit your Quarterly Transactions Report, it must accurately reflect all Reportable Transactions for the quarter.